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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Retek Inc. of our report dated September 9, 1999, relating to the combined financial statements of Retek Inc. and Retek Information Systems, Inc., which appears in the Retek Inc. Form S-1 (File No. 333-86841). We also consent to the reference to us under the heading "Experts" which appears in the Retek Inc. Form S-1 (File No. 333-86841).


/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP

San Diego, California
November 17, 1999